SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant     [X]

Filed by a Party other than the Registrant    [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2)).

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material under § 240.14a-11(c) of § 240.14a-12.

STURGIS BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[X]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing party:

	(4)	Date filed:

STURGIS BANCORP, INC.
125 East Chicago Road, P.O. Box 600
Sturgis, Michigan 49091

February 9, 2005

URGENT REMINDER - YOUR VOTE IS VERY IMPORTANT

Dear Fellow Shareholder:

You have previously received proxy materials in onnection with the Special Meeting of Shareholders of Sturgis Bancorp, Inc. to be held on February 22, 2005. According to our latest records, YOUR VOTE for this meeting HAS NOT BEEN RECEIVED.

Regardless of the number of shares you own, it is important they be represented at the meeting. Your vote matters to us and we need your support. Even if you plan to attend the meeting, please vote your shares now so that your vote can be counted without delay.

Please take this opportunity to vote. Remember, your broker cannot vote your shares until you instruct the broker to do so. Please sign and return the enclosed voting instruction form in the enclosed postage-paid envelope at your earliest convenience. Since time remaining is short, we encourage you to also vote by telephone or on the internet following the instructions on the enclosed form.

If you need additional information concerning the special meeting or the voting of your shares, please call me at (269) 651-9345.

Thank you for your support.

Sincerely,

Eric L. Eishen
President and Chief Executive Officer

PLEASE VOTE PROMPTLY

STURGIS BANCORP, INC.
125 East Chicago Road, P.O. Box 600
Sturgis, Michigan 49091

February 9, 2005

URGENT REMINDER - YOUR VOTE IS VERY IMPORTANT

Dear Fellow Shareholder:

You have previously received proxy materials in connection with the Special Meeting of Shareholders of Sturgis Bancorp, Inc. to be held on February 22, 2005. According to our latest records, YOUR VOTING PROXY for this meeting HAS NOT BEEN RECEIVED.

Regardless of the number of shares you own, it is important they be represented at the meeting. Your vote matters to us and we need your support. Even if you plan to attend the meeting, please vote your shares now so that your vote can be counted without delay.

Please take this opportunity to vote. Please sign and return the enclosed proxy in the enclosed postage-paid envelope at your earliest convenience so that your vote will be counted.

If you need additional information concerning the special meeting or the voting of your shares, please call me at (269) 651-9345.

Thank you for your support.

Sincerely,

Eric L. Eishen
President and Chief Executive Officer

PLEASE VOTE PROMPTLY

STURGIS BANCORP, INC.
125 East Chicago Road, P.O. Box 600
Sturgis, Michigan 49091

February 8, 2005

Important Information for Brokers About
Sturgis Bancorp, Inc. Going Private Merger

Dear Broker:

Sturgis Bancorp, Inc. recently distributed a proxy statement relating to a special meeting of its shareholders to be held February 22, 2005. At this meeting, shareholders will be asked to vote on a proposal to take Sturgis private by entering into a merger transaction that will reduce the number of Sturgis' record shareholders and permit it to "go private".

The purpose of this letter is to ensure that you have information you need to properly handle the accounts of your customers who beneficially own shares of Sturgis common stock.

•

If the "going private" merger is approved, record holders of fewer than 500 shares will have their shares canceled in exchange for $16.00 per share. These shareholders will therefore no longer be record shareholders of Sturgis.

•

Your customers who hold Sturgis shares in their brokerage accounts are street name holders of those shares, not record holders. Street name holders will continue to be beneficial owners of their shares following the merger, assuming that the bank, broker, or other nominee holding their shares holds of record 500 or more shares of Sturgis common stock in the aggregate.

•

You do not need to take action with respect to a customer's shares held in brokerage accounts unless the customer notifies you that he or she wants to be cashed out in the going private merger transaction. In this case, you may convert the record ownership of fewer than 500 shares to the customer's name by arranging for delivery of paper stock certificates registered in your client's name.

•

Not all customers who have fewer than 500 shares in their brokerage accounts want cash! If you make this conversion without the customer's permission and the merger is approved, your customer may be surprised to find out that his or her shares were canceled, particularly since the proxy statement clearly points out that street name holders will likely retain their shares due to the large holdings of brokerages, banks, and other nominees. We believe some shareholders put shares into brokerage accounts because they want to keep their shares.

If you need additional information concerning the special meeting or this letter, please call me at (269) 651-9345. Thank you for your cooperation.

Sincerely,

Eric L. Eishen
President and Chief Executive Officer

PLEASE FORWARD TO YOUR M & A OR REORGANIZATION DEPARTMENT